Exhibit 99.1

Cleantech Innovator Dr. John Tuttle Joins XsunX Team

Company Strengthens Its CIGS Technological and Business Capabilities

Aliso Viejo, CA – May 15 , 2013 – XsunX, Inc. (OTCQB: XSNX), the developer of CIGSolar®, a patent-pending technology for the mass production of CIGS solar cells that offers a capital-efficient, low-cost alternative to the use of silicon solar cells, today announced that the Dr. John R. Tuttle had joined the Company’s Advisory Board. “John’s extensive entrepreneurial background and comprehensive knowledge of the Cleantech industry is the perfect addition to XsunX at just the right time,” stated XsunX CEO, Tom Djokovich.

Over the last several years, the Company has been developing its CIGSolar® technology while navigating the solar industry-wide restructuring. Recently XsunX began its transition from focusing on its CIGSolar baseline system design and build-out to marketing of its CIGSolar® technology. The next logical step was the addition of a seasoned industry innovation and business development veteran to aid in this transition and further development of XsunX's business relationships with customers and investors.

“There’s been a paradigm shift occurring at virtually every level of the solar industry including, and most significantly, how business, the capital markets, and project finance assess the value of the solar industry as a whole and, more specifically, the value of any particular technology,” added XsunX CEO Tom Djokovich. “Our current requirement was to find someone with world-class CIGS experience and someone who could also “think outside of the box” – or in the CIGS business – outside of the vacuum chamber to commercialize technology. Dr. Tuttle’s years of noteworthy experience at NREL elevating the science and capabilities of CIGS, and his experience transitioning innovation into operational results provides XsunX with the hands-on capabilities that we were looking for,” concluded Mr. Djokovich.

Dr. Tuttle brings 30 years of experience in the semiconductor & photovoltaic industries to XsunX, and for the last several years has focused on assisting with operational and capital management of early-stage companies in the Cleantech sector. Previously, he was the co-founder, Chief Executive & Chairman of DayStar Technologies, Inc. where he took the company from 3 employees to an operational organization with world-class development and pilot production facilities, achieving an over 900% value creation for its IPO shareholders.

From 1986-1997, Dr. Tuttle held the position of Senior Scientist at NREL where his research guided the fabrication of thin-film CIGS PV devices with multiple world-record efficiencies. He has authored/co-authored over 70 publications, 14 Patent’s / Patent applications, and conducted over 100 presentations about technology & business development. Dr. Tuttle holds a Ph.D. in EE from the University of Colorado, an M.S. from the Colorado School of Mines and a B.S in Applied and Engineering Physics from Cornell University. Dr. Tuttle is joining as Senior Scientific and Business Advisor to XsunX.

About XsunX

XsunX, Inc. is working to commercialize a new manufacturing process to produce low cost, high efficiency thin-film Copper Indium Gallium (di) Selenide (CIGS) thin film solar cells. Our patent-pending processing technology, which we call CIGSolar®, focuses on the mass production of thin-film CIGS solar cells utilizing a proprietary multi-area thermal deposition process to minimize processing defects to create highly uniform CIGS films. These cells match silicon solar cell dimensions and can be offered as a non-toxic, high-efficiency and lowest-cost alternative to the use of silicon solar cells. The company is offering licenses for the use of the CIGSolar® process technology, and plans to generate revenue through licensing fees and manufacturing royalties for the use of the CIGSolar® technology.

For more information please call XsunX at 888-797-4527, or visit the company’s website at www.xsunx.com.

Safe Harbor Statement

Matters discussed in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "may," "will," "should," "believes," "expect," "intend," "anticipate," "plan," "estimate" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject to risks and uncertainties that are described in our most recent annual report on Form 10-K under the heading "Risk Factors" and our subsequent filings with the Securities and Exchange Commission. We do not undertake any obligation to update publicly any forward-looking statements whether as a result of the receipt of new information, future events, or otherwise.